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EXHIBIT 23.1

        We have issued our report dated February 7, 2003 accompanying the consolidated financial statements of VitalStream Holdings, Inc. and subsidiaries included in this Annual Report on Form 10-K (this "Form 10-K"). We hereby consent to inclusion of said report in the Form 10-K and the incorporation by reference of said report in the Registration Statement of VitalStream Holdings, Inc. on Form S-8, File No. 333-82218, and the Registration Statement of VitalStream Holdings, Inc. on Form S-2, File No. 333-96887, as amended.

/s/ ROSE, SNYDER & JACOBS

Encino, CA
March 28, 2003

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  EXHIBIT 23.1